                                                                                              EXHIBIT 12
                                           PENNZOIL PRODUCTS COMPANY
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the nine months ended
                                                                                         September 30,
                                                                             ----------------------------------
                                                                                 1998                  1997
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Income from continuing operations
     before equity income from partnerships                                  $    (17,142)        $     (8,395)
Distribution of income from partnerships                                           24,427                2,804
Amortization of capitalized interest                                                1,349                1,431
Income tax provision                                                                8,334                8,483
Interest charges                                                                   66,997               57,622
                                                                             -------------        -------------
Income before income tax provision and interest charges                      $     83,965         $     61,945
                                                                             =============        =============

Fixed charges                                                                $     67,252         $     64,640
                                                                             =============        =============

Amount by which fixed charges exceeds earnings                                       -            $      2,695
                                                                             =============        =============
Ratio of earnings to fixed charges                                                   1.25                 -
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the nine months ended
                                                                                         September 30,
                                                                             ----------------------------------
                                                                                 1998                 1997
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Combined Statement of Income
  which includes amortization of debt discount, expense and premium          $     51,645         $     51,147
Add: portion of rental expense representative of interest factor <F1>              15,607               13,493
                                                                             -------------        -------------
  Total fixed charges                                                        $     67,252         $     64,640

Less: interest capitalized per Combined Statement of Income                           255                7,018
                                                                             -------------        -------------
  Total interest charges                                                     $     66,997         $     57,622
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.